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                                                                   EXHIBIT 10.12

                          LOAN MODIFICATION AGREEMENT


     This Loan Modification Agreement is entered into as of June 22, 1998, by and between COSINE COMMUNICATIONS, INC. ("Borrower") whose address is 1070 Sixth Avenue, Suite 200, Belmont, CA 94002 and Silicon Valley Bank ("Bank") whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated May 29, 1998, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Committed Equipment Line in the original principal amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) the "Revolving Facility"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the indebtedness is secured by the Collateral as described in the Loan Agreement and that certain Intellectual Property Security Agreement, dated May 29, 1998.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGES IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1.   The following Section is hereby incorporated to read as follows:

               2.1.2 Lease Advance Sublimit. Through the Equipment Availability Date, Bank will make advances (each, a "Lease Advance" and collectively, the "Lease Advances"), not exceeding $275,000 (the "Lease Advance Sublimit"). The Lease Advances may be used only to support lease arrangements. Borrower to provide to Bank invoices for the Lease Advances no later than the Equipment Availability Date, however such invoice do not need to accompany the advance request. All Lease Advances will be treated as Credit Extensions under the Committed Equipment Line. Lease Advances when repaid may not be reborrowed.

               2.1.3  Overadvances. If Borrower's Obligations under Sections
               2.1.1 and 2.1.2 exceed the Committed Equipment Line, Borrower must immediately pay in cash to Bank the excess.

          2.   The following definition is hereby incorporated into the Loan
          Agreement:

               "Lease Advance" is described in Section 2.1.2

4. CONSISTENT CHANGES: The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.


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5.   PAYMENT OF LOAN FEE. Borrower shall pay to Bank a fee in the amount of
Three Hundred Fifty and 00/100 Dollars ($350.00) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                     BANK:

COSINE COMMUNICATIONS, INC.                   SILICON VALLEY BANK

By: /s/ CURTIS DUDNICK                        By: /s/  GREG OLSEN
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Name: Curtis Dudnick                          Name: Greg Olsen
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Title: CFO                                    Title:  Vice President
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